As filed with the Securities and Exchange Commission on March 16, 2023

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Definitive Proxy Statement

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GLOBAL PAYMENTS INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Your Vote Counts!
GLOBAL PAYMENTS INC. 2023 Annual Meeting Vote by April 26, 2023 11:59 PM ET

GLOBAL PAYMENTS INC. 3550 LENOX ROAD, SUITE 3000 ATLANTA, GA 30326

D97046-P86992-Z84388

You invested in GLOBAL PAYMENTS INC. and it’s time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on April 27, 2023.

Get informed before you vote

View the Notice and Proxy Statement and the 2022 Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 13, 2023. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

*	Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

V1.1

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends

1.	Election of Eleven Nominees as Directors: Nominees:

1a.	F. Thaddeus Arroyo	For

1b.	Robert H.B. Baldwin, Jr.	For

1c.	John G. Bruno	For

1d.	Joia M. Johnson	For

1e.	Ruth Ann Marshall	For

1f.	Connie D. McDaniel	For

1g.	Joseph H. Osnoss	For

1h.	William B. Plummer	For

1i.	Jeffrey S. Sloan	For

1j.	John T. Turner	For

1k.	M. Troy Woods	For

2.	Approval, on an advisory basis, of the compensation of our named executive officers for 2022.	For

3.	Approval, on an advisory basis, of the frequency of the advisory vote on executive compensation.	Year

4.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2023.	For

5.	Advisory shareholder proposal on shareholder ratification of termination pay.	Against

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D97047-P86992-Z84388